UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

FEG ABSOLUTE ACCESS TEI FUND LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Consultants,

As a friendly reminder, we are seeking investor proxy approval for the FEG Absolute Access TEI Fund LLC.  Because FEG clients represent such a large percentage of the AAF TEI Fund, we cannot achieve the required majority consent without the support of them.  Attached is the proxy statement that was sent to investors on November 3, 2014.  Please feel free to forward the attached proxy, and the email body below to your clients with exposure to AAF TEI Fund.

Any of us on the hedge fund team are also available to join you for calls or answer any questions that you or your clients have.

Best regards,

To investors:

Attached please find the proxy statement related to proposed changes with the FEG Absolute Access TEI Fund LLC (the “Fund”).  This proxy was originally distributed to investors on November 3, 2014.  The Board of Directors and management of the Fund are seeking your approval of this matter.  Please read the proxy statement and return your vote at your earliest convenience.  If you have any questions, please feel free to reach out to me, and I will coordinate a call with the hedge fund management team.  As always, we are honored and privileged to be entrusted with your capital.

Best Regards,